Exhibit (c)-(3)

Project Oasis 1 DRAFT Subject to change Discussion Materials 䇘䇪ᶀᯉ June 2022 2022 ᒤ 6 ᴸ Project Oasis 㔯⍢亩 ⴞ

Project Oasis 2 DRAFT Subject to change Oasis Historical and Projected Financials බྖ ⍭⏙⑳㜑㝌崉⊈桫㜆 Notes: Sources: Provided by Oasis Management on May 19th, 2022 and approved by the Special Committee on May 20th, 2022 2021 2022E 2023E 2024E 2025E 2026E (USD in millions) 㸦 ⌼ἴ Ɲ 䙥ᷮ併K ƌ Total Revenue 同㔝 $ 101.1 $ 105.0 $ 111.3 $ 120.2 $ 129.8 $ 140.2 COGS 擧崎ㇷ㜓 (48.2) (49.4) (52.3) (56.5) (59.7) (64.5) Gross Profit ẟ฼ 52.9 55.7 59.0 63.7 70.1 75.7 Gross Margin % ẟ฼⋡ 52.3% 53.0% 53.0% 53.0% 54.0% 54.0% Operating Expenses ㏅ 同崠䔏 R&D Expense ◊ ⎸崠䔏 (18.9) (21.8) (23.2) (24.8) (26.5) (28.3) SG&A Expense 擧┕⑳䮈䏭崠䔏 (20.2) (22.2) (24.0) (26.0) (28.4) (30.7) Stock Compensation ⫤⚊ 塌 (1.9) (1.9) (2.0) (2.0) (2.0) (2.0) Operating Income 同ḁ㔝⅌ 11.9 9.8 9.8 11.0 13.3 14.8 Other Income ඼௚ᨲධ 1.2 1.2 2.7 2.8 2.9 3.1 Earnings Before Tax ⛯๓ᨲධ 13.1 10.9 12.5 13.8 16.2 17.9 Income Tax Expense ᨲධᡤ ᚓ ⛯ (1.0) (0.9) (1.2) (1.4) (1.6) (1.8) Net Income ↧∐㶍 $ 12.1 $ 10.0 $ 11.2 $ 12.4 $ 14.6 $ 16.1 Profit Margin % ↧∐㶍䍮 12.0% 9.6% 10.1% 10.3% 11.2% 11.5% Revenue Growth (YoY %) ᖺᗘ 同㔝⢅敦 3.9% 6.0% 8.0% 8.0% 8.0% R&D Growth (YoY %) ᖺᗘ◊ ⎸崠䔏⢅敦 15.4% 6.2% 6.9% 7.0% 6.8% SG&A Growth (YoY %) ᖺᗘ 擧┕䮈䏭崠䔏⢅敦 9.8% 8.2% 8.1% 9.2% 8.1% Net Income Growth (YoY %) ᖺᗘ ↧∐㶍⢅敦 (17.3%) 11.9% 10.5% 17.5% 10.3%

Project Oasis 3 DRAFT Subject to change Oasis Historical Stock Price and Trading Volume බྖ ⍭⏙傈Ở᷵ẋ㗺憶 Five Years ஬ ᖺ Two Years ୩ ᖺ Six Months භ୭ ᭶ Three Months ୕୭ ᭶ VWAP: $4.11 VWAP: $4.71 VWAP: $6.44 VWAP: $5.52 Notes: Reflects Oasis price history as of the press release announcing the non - binding FNOF proposal letter Source: FactSet Research Systems as of March 18, 2022

Selected Public Companies Analysis 部分上市公司分析

DRAFT
Subject to change

(Calendar year end, USD in millions except per share amounts)

Company / Category	Market and Valuation Data			Multiples Data									Growth and Profitability		
				Enterprise Value /											Revenue
	6/6/2022	Fully Diluted	Enterprise	Revenue			EBITDA			Price / EPS			LTM Margins		Growth
Company	Price	Equity Value	Value	LTM	2022E	2023E	LTM	2022E	2023E	LTM	2022E	2023E	Gross	EBITDA	'22-'23
Power Semiconductor Companies 功率半导体	股价	完全稀释后股权价值	企业价值		营收			EBITDA			市盈率		过去12个月盈利		营收增长
Alpha and Omega Semiconductor Limited	$ 42.83	$ 1,173	$ 946	1.2x	1.2x	NA	6.1x	5.1x	NA	12.1x	9.6x	8.6x	35.4%	20.4%	NA
Diodes Incorporated	75.58	3,420	3,411	1.8x	1.7x	1.7x	7.6x	6.7x	6.5x	12.6x	11.0x	10.8x	38.9%	23.8%	3.2%
Renesas Electronics Corporation	11.60	22,623	27,404	2.7x	2.6x	2.5x	7.0x	6.1x	6.1x	8.9x	9.0x	8.8x	55.2%	38.8%	2.6%
Vishay Intertechnology, Inc.	20.56	2,961	2,856	0.9x	0.8x	0.8x	4.2x	4.1x	4.4x	7.9x	7.8x	8.5x	28.4%	20.5%	(0.3)%
75th Percentile 75%区间				**2.5x**	**2.3x**	**2.5x**	**7.5x**	**6.6x**	**6.5x**	**12.4x**	**10.6x**	**10.3x**	**51.1%**	**35.1%**	**3.2%**
Mean 平均值				**1.7x**	**1.6x**	**1.7x**	**6.2x**	**5.5x**	**5.7x**	**10.4x**	**9.3x**	**9.2x**	**39.4%**	**25.9%**	**1.8%**
Median 中间值				**1.5x**	**1.4x**	**1.7x**	**6.5x**	**5.6x**	**6.1x**	**10.5x**	**9.3x**	**8.7x**	**37.1%**	**22.1%**	**2.6%**
25th Percentile 25%区间				**1.0x**	**0.9x**	**0.8x**	**4.7x**	**4.3x**	**4.4x**	**8.1x**	**8.1x**	**8.5x**	**30.1%**	**20.4%**	**(0.3)%**
Small Cap Semiconductor Companies 小盘半导体															
Everspin Technologies, Inc.	$ 6.10	$ 123	$ 111	1.9x	1.9x	1.6x	12.8x	18.2x	20.0x	15.1x	NM	31.3x	59.8%	14.6%	14.3%
GSI Technology, Inc.	4.13	101	54	1.7x	1.4x	NA	NM	NM	NA	NM	NM	NA	54.2%	(54.6)%	NA
Pixelworks, Inc.	2.20	119	114	1.8x	1.5x	1.2x	NM	NM	87.4x	NM	NM	NM	53.6%	(19.7)%	25.6%
75th Percentile 75%区间				**1.9x**	**1.9x**	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**59.8%**	**14.6%**	**NA**
Mean 平均值				**1.8x**	**1.6x**	**1.4x**	**12.8x**	**18.2x**	**53.7x**	**15.1x**	**NA**	**31.3x**	**55.8%**	**(19.9)%**	**19.9%**
Median 中间值				**1.8x**	**1.5x**	**1.4x**	**12.8x**	**18.2x**	**53.7x**	**15.1x**	**NA**	**31.3x**	**54.2%**	**(19.7)%**	**19.9%**
25th Percentile 25%区间				**1.7x**	**1.4x**	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**53.6%**	**(54.6)%**	**NA**
Oasis (Unaffected) [1] 收到邀约前股价	**$ 3.23**	**$ 102**	**$ 58**	**0.6x**	**0.5x**	**0.5x**	**3.9x**	**3.7x**	**3.4x**	**9.5x**	**13.5x**	**8.0x**	**52.5%**	**14.8%**	**6.0%**
Oasis (Current) 当前股价	**$ 4.10**	**$ 130**	**$ 85**	**0.9x**	**0.8x**	**0.8x**	**5.8x**	**5.5x**	**5.0x**	**12.1x**	**17.1x**	**10.1x**	**52.5%**	**14.8%**	**6.0%**
Oasis (FNOF) 邀约报价	**$ 5.50**	**$ 174**	**$ 130**	**1.3x**	**1.2x**	**1.2x**	**8.8x**	**8.4x**	**7.6x**	**16.2x**	**22.9x**	**13.6x**	**52.5%**	**14.8%**	**6.0%**

Notes:
[1] Reflects Oasis unaffected stock price as of 3/18/2022
Sources: SEC filings, Company press releases, FactSet Financial Research, Thomson Reuters
Market statistics reflect information as of June 6, 2022
LTM figures reflect non-GAAP metrics and add back the effect of stock-based compensation, amortization, and other disclosed non-GAAP reconciliation measurements
Equity value reflects effects from dilutive securities as calculated by the treasury stock method; excludes effects from restricted securities
Enterprise value calculated as equity value plus preferred stock, minority interest, operating or capital leases, and book value of interest bearing securities less cash and cash equivalents and AFS level I and II securities
All figures in USD converted at spot rate on report date for balance sheet figures and average period exchange rates for income statement and cash flow statement figures
'NM' for multiples that are below zero or exceed 100x or growth rates that exceed 100%; 'NA' for unavailable information or when sufficient data is unavailable

Project Oasis | 4 Needham

Illustrative Discounted Cash Flow Analysis 说明性现金流折现分析

Oasis Standalone Company Free Cash Flow Calculation 公司独立自由现金流计算

DRAFT
Subject to change

Unlevered Free Cash Flow Analysis 去杠杆自由现金流分析

$ in millions 单位：百万美金

	12 Months Ending				
	12/31/2022	12/31/2023	12/31/2024	12/31/2025	12/31/2026
Revenue	$ 105.0	$ 111.3	$ 120.2	$ 129.8	$ 140.2
Total Operating Expenses	(95.2)	(101.5)	(109.2)	(116.6)	(125.4)
Operating Income	$ 9.8	$ 9.8	$ 11.0	$ 13.3	$ 14.8
EBIT	$ 9.8	$ 9.8	$ 11.0	$ 13.3	$ 14.8
Depreciation & Amortization	4.5	4.6	5.2	5.7	6.2
Other Income	1.2	2.7	2.8	2.9	3.1
EBITDA	**$ 15.4**	**$ 17.1**	**$ 19.0**	**$ 21.9**	**$ 24.1**
EBIT	$ 9.8	$ 9.8	$ 11.0	$ 13.3	$ 14.8
(–) Cash Taxes	(0.8)	(1.0)	(1.1)	(1.3)	(1.5)
(+) Stock Based Compensation	1.9	2.0	2.0	2.0	2.0
(+) Depreciation & Amortization	4.5	4.6	5.2	5.7	6.2
(–) Capital Expenditures	(3.8)	(3.0)	(3.0)	(3.0)	(3.0)
(+) Decrease(Increase) in Net Working Capital	(2.8)	(0.6)	(1.1)	(2.3)	(2.3)
Unlevered Free Cash Flow	**$ 8.7**	**$ 11.8**	**$ 12.9**	**$ 14.4**	**$ 16.2**

去杠杆自由现金流

Cost of Capital Calculation 资本成本计算

Cost of Equity 股权成本		
Equity Risk Premium [1]		5.50%
Raw Beta [2]		0.779
Adjusted Equity Market Risk Premium		4.28%
U.S. Risk Free Rate [3]		3.05%
Size Premium [4]		4.99%
Implied Cost of Equity 隐含股权成本		**12.32%**
Cost of Debt 债权成本	**Q1'22A ($M)**	**Cost**
Lease Liabilities – Current	$ 1.274	2.84%
Accrued Pension Liabilities	0.135	0.70%
Lease Liabilities – Long-Term	1.952	2.84%
Implied Pre-Tax Weighted Average Cost of Debt [5]		2.75%
Marginal Tax Rate [6]		10.00%
Implied Cost of Debt 隐含债权成本		**2.48%**
Weighted Average Cost of Capital	**% of Cap.**	**Cost**
Equity	97.5%	12.32%
Debt	2.5%	2.48%
Weighted Average Cost of Capital 加权平均资本成本		**12.07%**

Notes:
Source: Oasis Management estimates
Financials are presented on a non-GAAP basis excluding non-recurring events, amortization of intangibles, and stock-based compensation as expenses
[1] Source: Duff and Phelps Cost of Capital Navigator
[2] Reflects 5-year raw beta as of June 6, 2022 per FactSet Research Systems
[3] Reflects yield on the U.S. 10-year treasury as of June 6, 2022
[4] Source: Duff and Phelps Cost of Capital Navigator, represents maximum size-related risk premium of companies with market capitalizations up to $230M
[5] Reflects the weighted average cost of Oasis' outstanding lease liabilities and accrued pension liabilities, using 2020 rates
[6] Reflects Oasis marginal tax rate per the management forecast

Project Oasis | 5 Needham

Project Oasis 6 DRAFT Illustrative Discounted Cash Flow Analysis 寛㗵『䎗憸㴨㉿䎗⇭㝷 Implied Oasis Standalone Enterprise Value Calculation ( Discounted to June 6, 2022) බྖ௻ ḁỞ‣守䭾 㸦 ᢡ 䎗凚 2022 ᖺ 6 ᭶ 6 ᪥ S u 㸧 b j ec t to change Notes: Excludes deal expenses [1] Equity Value calculation includes $48M of cash and $3M of debt per the Oasis 3/31/2022 financial statements Present values as of June 6, 2022 Source: Oasis Management estimates; present value of future unlevered free cash flows excludes any cash flow through December 31, 2021 Equals: Implied Enterprise Value 5.50x $130.2 $128.0 $125.8 $123.7 $121.6 Based on multiple of FY2026E EBITDA of $24.1M 5.75x 134.0 131.7 129.4 127.2 125.0 ➼ன 㸸 晷␒ỨḁỞ ‣ 6.00x 137.7 135.3 133.0 130.7 128.5 ᇶன 2026 崉⹛ $24.1M 桫㜆 EBITDA ಸ ᩘ 6.25x 141.4 139.0 136.6 134.2 131.9 6.50x 145.2 142.6 140.2 137.7 135.4 Implied Equity Value to Transaction Equity Value - Premium/(Discount) [1] 5.50x 0% (1)% (2)% (3)% (5)% Based on multiple of FY2026E EBITDA of $24.1M 5.75x 3% 1% (0)% (1)% (3)% Tranaction Equity Value: $174.4M 6.00x 5% 3% 2% 1% (1)% 晷␒ ⫤ 㜪Ở‣᷵⼺∴㊌Ở䙫⅚䳢 – ⁄௴ / 㸦 ᢡ᡿ 㸧 6.25x 7% 5% 4% 3% 1% ᇶன 2026 崉⹛ $24.1M 桫㜆 EBITDA ಸᩘ , ᙜ๓ ㊌Ở傈㜪Ở‣ Ɲ $174.4M 6.50x 9% 7% 6% 5% 3% Implied Enterprise Value to Transaction Enterprise Value - Premium/(Discount) 5.50x 1% (1)% (3)% (5)% (6)% Based on multiple of FY2026E EBITDA of $24.1M 5.75x 3% 2% (0)% (2)% (3)% Tranaction Enterprise Value: $129.6M 6.00x 6% 4% 3% 1% (1)% 晷␒Ứḁ ௴ ‣᷵⼺∴㊌Ở䙫⅚䳢 – ⁄௴ / 㸦 ᢡ᡿ 㸧 6.25x 9% 7% 5% 4% 2% ᇶன 2026 崉⹛ $24.1M 桫㜆 EBITDA ಸᩘ , ᙜ๓ ㊌ỞỨḁỞ‣ Ɲ $129.6M 6.50x 12% 10% 8% 6% 4% Discounted Cash Flow Analysis 䎗憸㴨㉿䎗⇭㝷 ᢡ 䎗䍮 Discount Rate 11.0% 11.5% 12.0% 12.5% 13.0% $ in millions; fiscal year ending December 31 ⌼ἴ Ɲ 䙥ᷮ併憸 崉⹛人㝆ḡ 12 ᭶ 31 ᪥ Present Value of Unlevered Free Cash Flows ⮬⏤ 䎗憸㴨䙫䎗㛰Ở‣ $48.1 $47.5 $47.0 $46.4 $45.9 Plus: Present Value of Terminal Value 5.50x $82.1 $80.5 $78.8 $77.3 $75.7 Based on multiple of FY2026E EBITDA of $24.1M 5.75x 85.9 84.1 82.4 80.8 79.1 ຍୖ 㸸 亯䫖Ở‣Ḳ䎗㛰Ở‣ 6.00x 89.6 87.8 86.0 84.3 82.6 ᇶன 2026 崉⹛ $24.1M 桫㜆 EBITDA ಸᩘ 6.25x 93.3 91.4 89.6 87.8 86.0 6.50x 97.1 95.1 93.2 91.3 89.5 EBITDA Multiple EBITDA ಸᩘ

Project Oasis 7 DRAFT Subject to change Presentation Basis

▪ This presentation was prepared on a confidential basis exclusively for the benefit and use of the Special Committee of the Board of Directors of “Oasis” (the “Company”). This presentation is subject to the assumptions, qualifications and limitations set forth herein. This presentation is for discussion purposes only. It is not a recommendation as to how any Committee member should vote, and does not carry any right of publication or disclosure. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of Needham & Company, LLC. ▪ The information contained in this material is based on information obtained from the Company and other sources. Needham & Company, LLC has relied upon the accuracy and completeness of the foregoing information and has neither attempted to verify independently nor assumed responsibility for verifying any of such information Any financial estimates and projections contained herein have been prepared by management or are based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not be correct, and we have assumed that such estimates and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management or represent reasonable estimates. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. This material was not prepared for use by readers not as familiar with the business and affairs of the Company as the Special Committee of the Board of Directors and, accordingly, Needham & Company, LLC takes no responsibility for the accompanying material when used by persons other than the Special Committee of the Board of Directors of the Company. ▪ Nothing contained herein should be construed as tax, accounting or legal advice.